As filed with the Securities and Exchange Commission on April 7, 2006	Registration No. 333-39101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

33-0175463

(I.R.S. Employer Identification Number)

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy J. Baker
Senior Vice President and Chief Financial Officer
Cymer, Inc.

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On October 30, 1997, Cymer, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-39101) (the “Registration Statement), which originally registered $172,500,000 of 3½ %/7¼% Step-Up Convertible Subordinated Notes due August 6, 2004 (the “Notes”) and the common stock issuable upon conversion of the Notes. In accordance with their terms, the Notes have been either redeemed and cancelled by the Registrant or converted into shares of the Registrant’s common stock. As of April 7, 2006, no Notes remain outstanding.

The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 7, 2006.

CYMER, INC.

By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Chief Executive Officer
/s/ Robert P. Akins	and Chairman of the Board	April 7, 2006
Robert P. Akins	(Principal Executive Officer)

Senior Vice President
/s/ Nancy J. Baker	and Chief Financial Officer	April 7, 2006
Nancy J. Baker	(Principal Financial Officer)

Vice President, Controller
/s/ Rae Ann Werner	and Chief Accounting Officer	April 7, 2006
Rae Ann Werner	(Principal Accounting Officer)

/s/ Charles J. Abbe	Director	April 7, 2006
Charles J. Abbe

/s/ Edward H. Braun	Director	April 7, 2006
Edward H. Braun

/s/ Michael R. Gaulke	Director	April 7, 2006
Michael R. Gaulke

/s/ William G. Oldham	Director	April 7, 2006
William G. Oldham

/s/ Peter J. Simone	Director	April 7, 2006
Peter J. Simone

/s/ Young K. Sohn	Director	April 7, 2006
Young K. Sohn

/s/ Jon D. Tompkins	Director	April 7, 2006
Jon D. Tompkins